Exhibit 99.2
SPECIAL PURPOSE CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED OF:
BARRIO QUEEN
As of December 26, 2021
(With Independent Auditors’ Report Thereon)

Table of Contents

Page Number
Independent Auditors’ Report	2
Special Purpose Consolidated Financial Statement:
Special Purpose Consolidated Statement of Assets Acquired and Liabilities Assumed	4
Notes to Special Purpose Consolidated Statement of Assets Acquired and Liabilities Assumed	5

Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Barrio Queen and BBQ Holdings, Inc.

Opinion

We have audited the special purpose consolidated statement of assets acquired and liabilities assumed of Barrio Queen (the “Company”) as of December 26, 2021, and the related notes to the special purpose consolidated financial statement.

In our opinion, the accompanying special purpose consolidated financial statement presents fairly, in all material respects, the assets acquired and liabilities assumed of the Company as of December 26, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the special purpose consolidated statement of assets acquired and liabilities assumed, the accompanying financial statement has been prepared for the purpose of presenting the assets acquired and liabilities assumed of the Company, and is not intended to be a complete presentation of the financial position, results of operations or cash flows of the Company. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the special purpose consolidated financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose consolidated financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the special purpose consolidated financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the special purpose consolidated financial statement is issued.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the special purpose consolidated financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the special purpose consolidated financial statement.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

Exhibit 99.2
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the special purpose consolidated financial statement.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.

Minneapolis, MN
June 24, 2022

Exhibit 99.2

BARRIO QUEEN
Special Purpose Consolidated Statement of Assets Acquired and Liabilities Assumed
(in thousands)

December 26, 2021
Assets Acquired
Cash and cash equivalents	$53
Inventory, net	401
Prepaid expenses	44
Property and equipment, net	6,838
Right-of-use assets	13,454
Other noncurrent assets	19

Total assets acquired	$20,809

Liabilities Assumed
Current liabilities	$1,719
Lease liability, operating	1,397
Noncurrent lease liability, operating	14,263

Total liabilities assumed	$17,379

Net Assets Acquired	$3,430

See Accompanying Notes to Special Purpose Consolidated Statement of Assets Acquired and Liabilities Assumed.

Exhibit 99.2
BARRIO QUEEN
Notes to Special Purpose Consolidated Statement of Assets Acquired and Liabilities Assumed

(1)Organization and Business

BQ Concepts, LLC, collectively, "we," "our," or the "Company," is an Arizona limited liability company, and a wholly-owned subsidiary of BBQ Holdings, Inc. (the "Buyer"). We purchased Barrio Culinary Concepts, LLC, BCC Heritage Marketplace, LLC, BCC Desert Ridge, LLC, BCC Queen Creek Marketplace, LLC, BCC Tempe Marketplace, LLC, BCC Glendale, LLC, and BCC Avondale Park 10, LLC (collectively "Barrio Queen").

The Company operates authentic Mexican fine-dining and tequila restaurants based in Phoenix, Arizona under the trade name Barrio Queen.

On March 10, 2022 the Company entered into an Asset Purchase Agreement (the "APA") with BBQ Holdings, Inc. ("BBQ") to acquire substantially all of the assets of the restaurant business known as Barrio Queen, which included 7 open restaurants and one under construction. The transaction was consummated on April 11, 2022.

(2)Summary of Significant Accounting Policies

(a)    Principles of Consolidation and Basis of Presentation

The financial statement is prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company as well as wholly owned subsidiaries. All intercompany profits, transactions, and balances have been eliminated. As the Company has not previously accounted for Barrio Queen as stand-alone businesses, the abbreviated financial statements were prepared to present the assets acquired and liabilities assumed as part of the APA. The financial statement is not meant to be indicative of the Company’s financial condition.

(b)    Fiscal Year

The Company utilizes a 52/53 week fiscal year where the last day of the fiscal year is the last Sunday in December. The fiscal year ended December 26, 2021 was composed of 52 weeks.

(c)     Inventory, Net

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the average method for restaurant inventory. Inventory primarily consists of food, beverages, packaging, and supplies.

The Company obtains the majority of restaurant food products and supplies from three distributors. Although the Company believes alternative vendors could be found in a timely manner, any disruption of these services could potentially have an adverse impact on operating results.

(d)    Property and Equipment, Net

The Company records property and equipment at cost less accumulated depreciation and amortization. Depreciation and amortization expense are calculated using the straight-line method. The useful lives of assets are 3 to 7 years for furniture, fixtures, and equipment. Leasehold improvements are amortized over the lesser of the useful life or the remaining lease term, not to exceed 15 years.

(e)    Deferred Revenue

Revenue resulting from the sale of gift cards is recognized in the period in which the gift card is redeemed. The Company recognizes gift card breakage on gift cards sold, as restaurant sales, for which the likelihood of redemption is remote based on historical redemption patterns. Gift card liability is included in Current liabilities seen on the Special Purpose Consolidated Statement of Assets Acquired and Liabilities Assumed.

Exhibit 99.2

(f)    Leases

The Company has land and building leases that are recorded as right-of-use (“ROU”) assets and lease liabilities. Most of the leases have rent escalation clauses. The Company uses a lease life or expected lease term which generally ranges from 5-15 years. Based upon the size of the investment that the Company makes at a restaurant site, the economic penalty incurred by discontinuing use of the leased facility, and its historical experience with respect to the length of time a restaurant operates at a specific location, the Company has concluded that a 15-year lease term is reasonably assured as the top end of the range. The Company begins recognizing rent expense on the date that the Company becomes legally obligated under the lease.

(g)    Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods to prepare these financial statements in conformity with GAAP. Significant items subject to such estimates and assumptions include the right-of-use assets and lease liabilities. Actual results could differ from those estimates.

(3)Inventory, net

Inventory, net consists of the following:

December 26, 2021
(in thousands)

Restaurant and other inventory:
Food and beverage	$364
Retail merchandise	28
Supplies and other inventory	9

Inventory, net	$401

(4)Property and Equipment, net

Property and equipment, net consist of the following:

December 26, 2021
(in thousands)

Leasehold improvements	$6,144
Equipment	2,833
Furniture and fixtures	935

9,912
Less accumulated depreciation	(3,074)

Property and equipment, net	$6,838

Exhibit 99.2
(5)Leases

The Company is party to operating lease arrangements for leased real estate for restaurants. ROU assets and lease liabilities related to operating leases under Accounting Standards Codification (“ASC”) 842 are recorded at commencement when we are party to a contract which conveys the right for the Company to control an asset for a specified period of time. ROU assets and lease liabilities related to operating leases are recorded as lease assets and lease liabilities, respectively, on the Special Purpose Consolidated Statement of Assets Acquired and Liabilities Assumed as of December 26, 2021.

Future payments under operating lease arrangements accounted for under ASC Topic 842 are as follows (in thousands):

Fiscal Year Ending	Operating Leases

2022	1,752
2023	1,779
2024	1,806
2025	1,712
2026	1,578
Thereafter	10,418

Total lease payments, undiscounted	19,045
Less: discount	(3,385)
Total operating lease liability as of December 26, 2021, at present value	15,660
Less: operating lease liability as of December 26, 2021, current	1,397

Operating lease liability as of December 26, 2021, long-term	14,263

(6)Related Party Transactions

Barrio Queen has two store locations that were leased from one of Barrio Queen’s owners. For the year ended December 26, 2021 approximately $580,000 in related party rent expense was incurred.

(7)Subsequent Events

There have been no material subsequent events from December 26, 2021 through June 24, 2022, the date at which the financial statements were available to be issued.